===============================================================================

                   --U.S. Securities and Exchange Commission--
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        WESTNET COMMUNICATION GROUP, INC.
          -------------------------------------------------------------
                 (Name of small business issuer in its charter)


       Nevada                       6770                       82-0441332
----------------------        -----------------           ---------------------
(State or Jurisdiction        (Primary Standard             (I.R.S. Employer
  of Incorporation        Industrial Classification        Identification No.)
  or Organization)                  Number)


        2921 N. Tenaya Way, Suite 216, Las Vegas, NV 89128 (702) 947-4877
        -----------------------------------------------------------------
          (Address and telephone number of principal executive offices


               2921 N. Tenaya Way, Suite 216, Las Vegas, NV 89128
        -----------------------------------------------------------------
                     (Address of principal place of business
                     or intended principal place of business.)


              Elizabeth A. Sanders, 2921 N. Tenaya Way, Suite 216,
                        Las Vegas, NV 89128 702-947-4877
        -----------------------------------------------------------------
            (Name, address and telephone number of agent for service)


                                   Copies to:
                                 Amy L. Clayton
                                 Attorney at Law
                                 175 N. C Street
                           Salt Lake City, Utah 84103
                        ---------------------------------



     Approximate date of proposed sale to the public: As soon as practicable after the effective date of the registration statement and date of the prospectus.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

===============================================================================
Title of Each Class    Amount         Proposed       Proposed      Amount of
of Securities Being    Being          Maximum        Maximum       Registration
Registered             Registered     Offering       Aggregate     Fee
                                      Offering       Offering
                                      Price Per      Price(1)
                                      Unit (1)
-------------------------------------------------------------------------------
Shares of Common Stock 3,500,000       $.04          $140,000         $36.96

-------------------------------------------------------------------------------
 TOTAL                                               $140,000         $36.96

===============================================================================

(1) Estimated for purposes of computing  the  registration  fee pursuant to Rule
457.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                   Part I. Information Required in Prospectus
                   ==========================================


                             Cross Reference Sheet
                     Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2


Item
No.             Required Item                    Location or Caption
----            -------------                    --------------------

1.     Front of Registration Statement          Front of Registration
       and Outside Front Cover of               Statement and Outside
       Prospectus                               Front Cover of Prospectus

2.     Inside Front and Outside Back            Inside Front Cover Page
       Cover Pages of Prospectus                of Prospectus and Outside
                                                Front Cover Page of Prospectus

3.     Summary Information and Risk             Prospectus Summary;
       Factors                                  Risk Factors

4.     Use of Proceeds                          Not Applicable

5.     Determination of Offering                Not Applicable
       Price

6.     Dilution                                 Not Applicable

7.     Selling Security Holders                 Selling Security Holders
                                                and Plan of Distribution

8.     Plan of Distribution                     Selling Security Holders
                                                and Plan of Distribution

9.     Legal Proceedings                        Legal Proceedings

10.    Directors, Executive Officers,           Management
       Promoters and Control Persons

11.    Security Ownership of Certain            Principal Stockholders
       Beneficial Owners and Management

12.    Description of Securities                Description of Securities

13.    Interest of Named Experts and            Experts
       Counsel

14.    Disclosure of Commission Position        Management -
       on Indemnification for Securities        Indemnification of
       Act Liabilities                          Directors and Officers

15.    Organization Within Last                 Certain Transactions
       Five Years

16.    Description of Business                  The Company

17.    Management's Discussion                  The Company - Plan of
       and Analysis or Plan of                  Operation
       Operation

18.    Description of Property                  The Company - Property

19.    Certain Relationships and Related        Certain Transactions
       Transactions

20.    Market for Common Stock and              Market for Common Stock
       Related Stockholder Matters              and Related Stockholders Matters

21.    Executive Compensation                   Management

22.    Financial Statements                     Financial Statements

23.    Changes in and Disagreements             Changes in and Disagreements
       with Accountants on Accounting           with Accountants on
       and Financial Disclosure                 Accounting and Financial
                                                Disclosure

   The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              SELLING STOCKHOLDER
                                   PROSPECTUS

                             SUBJECT TO COMPLETION


                       Westnet Communication Group, Inc.

                        3,500,000 Shares of Common Stock

     This Prospectus relates to the sale of 3,500,000 shares of common stock of Westnet Communication Group, Inc. held by all of the existing stockholders of the Company.

     All shares registered are to be offered by the selling stockholders. We will not receive any of the proceeds from the sale of these shares by the selling stockholders. Securities sold, and proceeds of the sales, will be held in an escrow account meeting the requirements of Rule 419 of Regulation C under the Securities Act of 1933, as amended. See "SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION -- Escrow Account"

     Prior to the offering, no public market has existed for shares of our common stock. We cannot guarantee that a trading market in the shares of our common stock will ever develop. We hope to have our common stock quoted on the OTC Bulletin Board, but there is no assurance that we will do so.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     These securities are highly speculative, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment (see "Risk Factors" for special risks concerning us and the offering).

                 The date of the Prospectus is     , 2000.

     The selling stockholders have not entered into any underwriting arrangements. The sale of the shares by the selling stockholders may occur in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, and sales to one or more dealers for transfer of the shares as principals, at market prices prevailing at the time of transfer, or at negotiated prices. Brokerage fees or commissions may be paid by the selling stockholders in connection with the sales of the common stock. The selling stockholders may transfer some or all of the common stock in exchange for consideration other than cash, or for no consideration, in the selling stockholders' sole discretion. This prospectus may be used by the selling stockholders to transfer the common stock to affiliates of the selling stockholders.

     We have filed with the United States Securities and Exchange Commission (the "SEC") a registration statement under the Securities Act of 1933, as amended, with respect to the common stock being offered. We have not included in the prospectus all of the information in the registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete. You should be aware that copies of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any of the referenced information if you contact us at 2921 N. Tenaya Way, Suite 216, Las Vegas, Nevada, 89128, Attention: President, telephone (702) 947-4877.

     In February of 2000 the Company voluntarily filed with the SEC a registration statement under the Securities Exchange Act of 1934, as amended ("the Exchange Act"), to become a "reporting company" subject to the reporting requirements of that Act. Our registration became effective April 24, 2000. Our filings may be inspected and copied at the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. We have filed, and will continue to file, our registration statements (including this one) and other documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which is publicly accessible through the SEC's Internet Web site (http://www.sec.gov).

     We intend to furnish to our stockholders, after the close of each fiscal year, an annual report containing audited financial statements examined and reported upon by an independent certified public accountant relating to our operations. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our board of directors. Our fiscal year ends December 31.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE INFORMATION OR TO MAKE REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THE PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN OUR AFFAIRS SINCE THE DATE OF THE PROSPECTUS. HOWEVER, WE DO NOT CONSIDER ANY CHANGES THAT MAY HAVE OCCURRED MATERIAL TO AN INVESTMENT DECISION. IN THE EVENT THERE HAS BEEN ANY MATERIAL CHANGE IN OUR AFFAIRS, WE WILL FILE A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT DESCRIBING THE CHANGES.

                               TABLE OF CONTENTS

                                                             Page
                                                             ----

PROSPECTUS SUMMARY.............................................7

SUMMARY FINANCIAL INFORMATION..................................8

RISK FACTORS...................................................8

THE COMPANY...................................................14

MANAGEMENT....................................................17

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.......20

CERTAIN TRANSACTIONS..........................................20

PRINCIPAL STOCKHOLDERS........................................21

DESCRIPTION OF SECURITIES.....................................23

SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION.............23

LEGAL PROCEEDINGS.............................................26

EXPERTS.......................................................26

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
  AND CAUTIONARY STATEMENTS...................................26

FINANCIAL STATEMENTS..........................................27

                               PROSPECTUS SUMMARY

     We incorporated under the laws of the State of Nevada on October 14, 1999 for the purpose of developing a special-interest world wide web site. We raised capital through private sales of our common stock to a few investors and officers; however, our resources were insufficient to properly carry out our business plan. The Board of Directors unanimously resolved to abandon the original business plan and to focus on uncovering alternate business or investment opportunities, or to acquire, merge with or be acquired by an operating business. We are, and have been since inception, a development stage company.
     Our management believes that becoming a reporting public shell company will make us an attractive candidate for a business combination, and accordingly we have voluntarily registered our outstanding securities under the Securities Exchange Act of 1934 to become such a reporting company. Our Exchange Act registration became effective April 24, 2000. Exchange Act Registration does not imply that the Securities and Exchange Commission or any securities regulatory body has ruled on the merits of an investment in our securities, or on the accuracy or completeness of our disclosures.


     We are considered to be a "blank check" company under the federal securities laws, because we have no specific business plan and our securities are not traded on an exchange. Rule 419 of Regulation C under the Securities Act of 1933 requires that the sales of shares in a blank check company be transacted through an escrow account meeting the requirements of that Rule. See "SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION -- Escrow Account." An investment in the securities of a blank check company is extremely speculative, including the potential for losing your entire investment.


     We maintain our mailing address at 2921 N. Tenaya Way, Suite 216, Las Vegas, Nevada 89128. Our phone number is (702) 947-4877.


THE OFFERING

     The selling shareholders may sell a total of up to 3,500,000 shares of common stock.

     The shares may be sold at market prices or other negotiated prices. In addition, the selling shareholders may, in their sole discretion, transfer the shares in exchange for consideration other than cash or for no consideration. The selling shareholders have not entered into any underwriting arrangements for the sale of the shares. See "SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION".

     We will not receive any proceeds from the sale of common stock by the selling shareholders.


        Common Stock outstanding
         after the Offering.................... 3,500,000 shares

                         SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our audited financial statements.


                                                  As of

                                  May 31, 2000         December 31, 1999
                                 --------------        -----------------
Balance Sheet Data

Total Assets...................... $ 56,082               $  55,750

Common Stock......................    3,500                   1,750

Paid-in Capital...................   66,000                  67,750

Deficit accumulated
during the development stage......  (13,418)                (13,750)

Total
Shareholders' equity..............   56,082                $ 55,750




                                  RISK FACTORS
                                  ------------

     LACK OF OPERATING HISTORY; NO REVENUE AND MINIMAL ASSETS. The Company has had no operating history nor any revenues or earnings from operations. The Company has minimal tangible assets or financial resources. We believe we have sufficient cash to meet our needs for at least 14 months while we evaluate potential business combinations or other opportunities. But we will, in all likelihood, continue to sustain operating expenses without corresponding revenues, at least until we can complete a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination within any specific time frame, if at all.

     LACK OF MANAGEMENT EXPERIENCE IN MERGERS AND ACQUISTIONS. Our management has limited experience locating, evaluating, and negotiating with companies that may be suitable for a business combination with us. We may confer with business consultants, investment banks, attorney firms, accountants or other business professionals to assist us in evaluating an opportunity, but our available resources for such consultations are very limited. Accordingly, there can be no assurance that we can find a suitable business combination, and if we do enter into a business combination it may not be on terms most favorable to the Company or our shareholders.

     SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the particular business opportunity we identify. While management intends to seek a business combination with an entity having established an operating history, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control. There is no assurance that we can identify a target company and complete a business combination.


     STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE SECURITIES. If you purchase shares of our Common Stock from the selling shareholders, you may find it difficult or impossible to sell or transfer them. Because the company has no specific business plan, laws and regulations governing the purchase and sale of securities may consider us to be a "blank check" company. A significant number of states have enacted regulations that restrict or in some cases prohibit the initial sale and subsequent resale of securities of "blank check" companies within that state. In addition, many states, while not specifically prohibiting trading in shares of "blank check" companies, would not register the securities of the Company for sale or resale in their states. Because of these regulations, we currently have no plans to register any of our securities with any state other than California. To ensure that state laws are not violated through the resales of the securities of the Company, we will refuse to register the transfer of any of our securities to residents of any state which prohibits resale. We do not anticipate that a secondary trading market for the Company's securities will develop in any state until after we have completed a merger with or an acquisition of an operating company, if at all.

     SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS. We are, and will continue to be, a minor participant in the business of seeking mergers with, and acquisitions of, small private and public businesses. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies of the type which we may be interested in acquiring or merging with. We believe that nearly all of the firms competing with us have significantly greater financial resources, technical expertise and managerial capabilities than we have. Consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we may also have to compete in seeking merger or acquisition candidates with other small public companies.

     NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION; NO STANDARDS FOR BUSINESS COMBINATION. We currently have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public company. We can not be certain that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation, and even if we identify such a company we cannot assure you that we will be able to negotiate a business combination on terms favorable to the Company. We have not established specific requirements or characteristics for a company we will evaluate, such as a specific length of operating history or a specified level of earnings, assets, net worth or other criteria. Accordingly, we may enter into a business combination with a business opportunity that has no significant operating history, is experiencing operating losses, or has limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

     CONFLICTS OF INTEREST; NON-ARMS-LENGTH TRANSACTIONS. It is possible that various conflicts of interest and non-arms length transactions may arise in the future in connection with the Company's selection of a target Company to acquire or to merge with. For instance, it is possible that the terms of a business combination may include such terms as one or more of our officers or directors continuing to serve as officers or directors of the merged entity. There may also be a payment in cash or some other consideration to officers or directors for the purchase or retirement of all or part of their common stock of the Company. The officers and directors would directly benefit from such a payment, and those benefits may influence their selection of a target company. The Certificate of Incorporation of the Company provides that we may indemnify officers and/or directors of the Company for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of the Company could be used or attached to satisfy any liabilities arising out of that indemnification. See "MANAGEMENT -- Indemnification of Officers and Directors." The Company has adopted a policy that it will not enter into a business combination with any entity in which any member of management holds an ownership interest, or serves as an officer, director or partner, or in which any affiliates or associates of a member of management, holds any ownership interest.

     LIMITED MANAGEMENT TIME AND ATTENTION TO THE AFFAIRS OF THE COMPANY. Each of our executive officers and directors participates in other business and employment activities which compete with the Company for their time and attention, and may preclude them devoting sufficient time to the Company's interests. At present, each officer devotes less than 10% of working hours to the Company's affairs. We have not entered into any employment contract with any officer or director, and do not anticipate doing so in the foreseeable future. We have not purchased key man life insurance on any of the officers. The loss of an officer may adversely affect the development of our business.

     LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION. We have not conducted market research indicating that market demand exists for the type of transaction we are hoping to complete, nor have we obtained any market research from any other source. Moreover, we neither have, nor intend to establish, a marketing organization. Even in the event we identify a demand for a merger or acquisition, we cannot assure you that we will be successful in completing any such business combination.

     LACK OF DIVERSIFICATION. Even if we are successful in our plan to acquire or merge with an operating company, our activities may be limited to those engaged in by the business entity or entities we combine with. Our inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

     PROBABLE CHANGE IN CONTROL AND MANAGEMENT. If we enter into a business combination involving the issuance of the Company's Common Shares, it is likely that the shareholders of a private company will obtain a controlling interest in us. Such a business combination may require our management to sell or transfer all or a portion of the Company's Common Shares held by them, or resign as members of the Board of Directors of the Company, or both. The resulting change in control of the Company could result in the removal of present officers and a corresponding reduction in or elimination of their participation in the future affairs of the Company.

     PURCHASE OF PENNY STOCKS CAN BE RISKY. In the event that a public market develops for our common stock following a business combination, our stock may be classified as a "penny stock" depending upon the market price and the manner in which it is traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a penny stock, for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq SmallCap Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require that the broker deliver a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements. Prices for penny stocks are often not available and investors are often unable to sell such stock. Thus you may lose your entire investment in a penny stock and consequently should be cautious of any purchase of penny stocks.

     POTENTIAL REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION. Our primary plan of operation is based upon a business combination with a private concern which, depending on the terms of merger or acquisition, may result in the Company issuing securities to shareholders of the private company. Our issuance of previously authorized and unissued Common Shares would result in a reduction in the percentage of shares owned by present and prospective shareholders of the Company and may result in a change in control or management of the Company.

     TAXATION. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, according to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that we can comply with the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment when they transfer stock or assets. If a business combination should fail to qualify as a tax-free reorganization, both parties could suffer adverse federal and state tax consequences.

     REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION. Section 13 of the Securities Exchange Act of 1934 requires that when we acquire a significant asset we must report certain information, including audited financial statements of the acquired company. We must furnish these audited financial statements within 75 days following the effective date of a business combination. Obtaining and paying for audited financial statements would be the responsibility of the acquired company. Some companies that may otherwise be suited to a business combination with us may deem it too costly or disruptive to obtain audited statements. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Even though a target company agrees to obtain audited financial statements within the required time frame, they may not be available at the time we negotiate and complete a business combination. In cases where audited financials are unavailable, we will have to rely upon unaudited information that has not been verified by outside auditors in making our decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a business entity might prove to be an unfavorable one for the Company.

     COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000. Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results ("Year 2000 Problem"). Many of the computer programs containing such date language problems have not been corrected by the companies or governments operating such programs. It is impossible to predict what computer programs will be affected, the impact any such computer disruption will have on other industries or commerce or the severity or duration of a computer disruption.

     YEAR 2000 PROBLEM MAY ADVERSELY AFFECT THE COMPANY. We do not have operations and do not maintain computer systems. Before we enter into any business combination, we may inquire as to the status of any target company's Year 2000 Problem, the steps the target company has taken or intends to take to correct any such problem and the probable impact on the target company of any computer disruption. However, we cannot assure you that any company we enter into a business combination transaction with will be be free of uncorrected Year 2000 Problems. The extent of the Year 2000 Problem of a target company may be impossible to ascertain and any impact on us will likely be impossible to predict. If we do not accurately determine the Year 2000 Problem readiness of a target company, or if that target company is unsure of its own readiness or vulnerability, then we may suffer severe consequences if the disruptions predicted by the Year 2000 Problem materialize. In addition to the those disruptions that may be suffered by region, such as erratic distribution of electricity, gas, food, water, telephone and transportation systems, we may be specifically harmed by computer hardware or software failure on which the target company may have been dependent.

     OUR SHAREHOLDERS MAY NOT HAVE A SAY IN THE SELECTION OF A BUSINESS OPPORTUNITY. If and when our Management decides to enter into a business combination or opportunity, we do not expect to submit the matter to a vote of the shareholders in advance of completing a transaction. We are authorized and may elect to enter into any lawful transaction in the discretion of the Board of Directors. Accordingly, it is unlikely that the shareholders will have a voice in the selection of a business opportunity for the Company, or in the terms of any acquisition or business combination. You will, however, be given an opportunity to affirm or withdraw your offer to purchase securities after we have amended this registration statement to include information about a merger or acquisition, and have delivered to you a new prosectus including the information. See "SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION -- Escrow Account."


                                  THE COMPANY
                                  -----------

DESCRIPTION OF BUSINESS.

     We were incorporated in the State of Nevada on October 14, 1999, for the purpose of developing and operating a special interest worldwide web site community. Prior to fully implementing our business plan, however, we determined that our capital resources were inadequate, and we abandoned the plan. We then resolved to investigate possibilities for investing in an existing business enterprise, or forming a business combination with an operating company of some sort. To date, we have not been successful in locating such a venture or company, and there is no assurance that we will be successful in the future. We have been a development stage company since our inception, and we have no prospects for generating any revenues or earning any profits unless or until we can complete a business combination with an operating company.

     We believe that there are companies already conducting business operations which could benefit from entering into a business combination with a "public" company. In some circumstances, such a transaction might aid the company in establishing a public trading market for its stock, while avoiding possible adverse consequences of doing its own public offering. Such consequences may include, among others, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors. Regardless of such perceived advantages, however, such a company or business opportunity is not permitted to utilize a business combination with a reporting company as a device to circumvent the disclosure requirements of the Exchange Act. Accordingly, any company that is not willing and able to provide a current audited financial statement within a reasonable period following the consummation of a business combination will not be a suitable candidate for a business combination with us.

     We have not established any particular parameters or guidelines as to the type, nature, suitability or any other characteristics of any business or company which we may seek to acquire, invest in or form a business combination with. The expertise and interests of the present management lie in the areas of psychological services, education and publishing; however, the Board of Directors has resolved to consider any viable opportunities it becomes aware of regardless of the business or industry. In reviewing possible acquisition targets and investment opportunities, we will perform, or engage someone to perform, only that investigation and evaluation which our Directors deem necessary and appropriate before deciding whether and on what terms to proceed with a business combination, if at all. No member of our Board has any particular experience or expertise in performing these sorts of evaluations, or in negotiating mergers and acquisitions. Accordingly, we remain uncertain as to when, if ever, the Company will become profitable.

     We are likely to face significant competition for available business and investment opportunities, mostly from substantial competitors with far greater resources and expertise than we possess. Our competitors include venture capital firms, investment banks, and large professional groups such as attorney firms, accounting firms, and business consultants (see "Competition").


     In furtherance of our current business objective, we have voluntarily registered our outstanding common stock pursuant to Section 12(g) of the Exchange Act. We are informed and believe, although there can be no assurance, that our ability to attract and successfully negotiate a business combination with an operating company, or to pursue certain business opportunities, may be enhanced by our becoming a reporting company under the Exchange Act. The Company's registration statement became effective April 24, 2000, making us subject to the reporting requirements of that Act as of that date. The fact that the Company has registered a class of securities does not in any manner signify that the U. S. Securities and Exchange Commission or any other regulatory body has passed upon the merits of an investment in the Company's stock, or on the accuracy or completeness of its registration statements or required periodic reports.

     We have not filed bankruptcy, been in receivership, or been involved in any similar proceedings. We have not been involved in a purchase or sale of a significant amount of assets, whether in the ordinary course of business or otherwise. We have had no sales or revenues, other than interest earned on our cash balances, and we currently have no products or services. Accordingly, we have no backlog of orders, nor are we dependent on any one or few large customers. We are not subject to any industry-specific government regulation, nor do we need government approval for any of our operations, except that as a reporting company we must comply with federal and state securities laws and regulations wherever we engage in activities that are subject to those laws and rules (see "Regulation"). We have made no significant expenditures on research and development during the most recent fiscal year or interim period. We maintain an office at 2921 N. Tenaya Way, Suite 216, Las Vegas, Nevada 89128 which we share with other business entities.

PLAN OF OPERATION

     The Company is in the development stage, having no revenues from business operations since our inception. Moreover, we are considered under the securities regulations to be a "blank check" company since we have no specific business plan other than to acquire, merge with or invest in a business opportunity or entity which we have not yet identified. We believe we have sufficient cash to meet our needs for the next 12 months, and accordingly have not planned to raise additional capital during that time. However, we are uncertain what costs we will incur in locating, investigating and negotiating for acquisitions or business combination opportunities. Should we decide to raise additional capital by selling equity securities, your percentage ownership of the Company could be substantially diluted.


EMPLOYEES

     At present we have no full time or part time employees. Our officers have allocated a small portion of their working hours to various activities on behalf of the Company, but have received no compensation other than some reimbursement of minor out-of-pocket expenses incurred by them on our behalf. We currently have no plans to hire employees or to institute a compensation plan for the existing officers, although it is likely that we will put into place some sort of executive compensation plan should the Company succeed in creating operating revenues through a business combination or investment. If we institute such a plan, it would be based on industry standards for compensation of executives in similar businesses with similar duties and responsibilities.

REGULATION

     Inasmuch as the Company is not engaged in any particular business, other than seeking a suitable acquistion or merger, or business opportunity of some sort, we are not subject to any industry-specific laws, rules or regulatory scheme. Nevertheless, as a reporting company under the Securities Exchange Act of 1934, we are subject to all of the rules and requirements applicable to reporting companies (see "Risk Factors"). These requirements include at a minimum the obligation to file periodic reports with the Securities and Exchange Commission, including an audited financial statement within ninety days of our fiscal year-end, and unaudited financial statements within forty-five days of the end of each interim fiscal quarter.

     We are also required to file Current Reports on Form 8-K with respect to certain developments, including such occurrences as a change of our certifying accountants, acquiring or disposing of a significant amount of assets, or a change of control, any or all of which are likely to occur in connection with the Company's completion of a merger with or acquisition of an operating company. These reporting requirements will represent a continuing burden on the Company's cash and management resources whether or not we succeed in our business plan.

     Although at present we have no plans to do so, it is possible that we will invest our cash in passive investments in securities. If we do so, we may be required to register as an investment company under the Investment Company Act of 1940. Registering will likely incur a significant drain on the Company's limited resources, and may require us to borrow funds or sell more securities to defray the costs of registration. If we sell additional equity securities, or securities exercisable or convertible into equity stock, your proportional ownership in the Company will be diluted.


COMPETITION

     We will likely remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. We cannot predict in advance who will be specific competitors for particular acquisitions or investments that we may choose to pursue. However, in view of our limited financial resources, and limited management availability and expertise, we will likely remain at a significant disadvantage compared to our competitors.


PROPERTY

     The Company does not own any real or personal property. We currently maintain a mailing and business address at the offices of our statutory resident agent, for which we pay a small annual fee. That address is:

        Westnet Communication Group, Inc.
        2921 N. Tenaya Way,  Suite 216
        Las Vegas, Nevada  89128

     We believe these facilities will be adequate for the needs of the Company until such time as we commence regular business operations or enter into a business combination transaction with an operating company.


                                   MANAGEMENT
                                   ----------

     Ms. Elizabeth A. Sanders, age 54, is President and a Director of the Company. She has been an active professional working in developmental psychology and special education for over 20 years. During the past 14 years she has worked as a contract psychologist for the Clark County (Nevada) School District, with specialization in early childhood. She holds a Bachelor of Science Degree in Education, a Master of Science Degree in Special Education, School Psychologist Certification from the National Association of School Psychologist, and various professional qualifications. For the foreseeable future, Ms. Sanders will devote as much time to the development of the business as she deems warranted and as is practical, to an estimated maximum of about 25 hours per week.

     Ms. Nancy Cooke, age 63, who serves as Secretary to the Corporation, is an accomplished writer who has written twenty original plays, of which ten were first-place winners in various playwriting competitions and produced at theaters in the Salt Lake City area. Since 1996 she has concentrated her work hours on writing projects. Previously she gained extensive work history in service oriented and "people oriented" professional employment, working from 1994 to 1996 for the Utah State Office of Rehabilitation in the Supported Employment Unit for Disabled Workers, and from 1990 to 1993 for Weber State University in Learning Support Services assisting at-risk entry-level students during their first year at college. Ms. Cooke worked 19 years at the Salt Lake City Police Department, serving in several capacities including Administrative Secretary to the Chief of Police. She holds a Bachelor of Science Degree in Psychology/Sociology, a Master of Fine Arts in Theatre/Playwriting, and a Ph.D. in Theatre/Playwriting. For the foreseeable future, Ms. Cooke will devote as much time as she deems warranted and as is practical to the development of the business, up to an estimated maximum of about 20 hours per week.

     Ms. Kristy B. Warren, age 43, serves as Treasurer/CFO and a Director for the Company. Ms. Warren retired from a supervisory position for Centel Telephone in 1997, and has served five years as a Director for Investment Management Associates, a financial consulting firm. For the foreseeable future, Ms. Warren will devote as much time as she deems warranted and as is practical to the development of the business, up to an estimated maximum of about 25 hours per week.

EXECUTIVE COMPENSATION

     To date, we have not paid any money to any officer or director, except reimbursement for direct out-of-pocket expenses incurred by them on behalf of the Company. We currently have no plans to implement executive or director compensation, and none of the executives or directors is accruing any compensation that would have to be paid in the future. Our directors and executive officers currently devote less than ten percent of working hours to the affairs of the Company.


     On October 14, 1999, we issued 150,000 restricted pre-split shares (now 300,000 shares) to the executive officers of the Company in exchange for their services in the planning and organization of the Company. Those shares are included in the shares being offered by this prospectus.

     The Company is not a party to any employment contracts and does not pay consulting fees to officers or directors. No cash or other advances have been or are contemplated to be made to any officer or director. We have no retirement, pension, profit sharing or stock option plans or insurance or medical payment plans covering any officer or director, nor do have any intention to implement such plans in the foreseeable future.

     If and when we complete a merger or acquisition with an unaffiliated business entity, it is possible that the entity may desire to employ or retain one or a number of members of our present management for the purposes of providing services to the surviving entity. The Company has adopted a policy whereby the offer of any post-transaction compensation to members of management will not be a consideration in the Company's decision to undertake any proposed transaction.

     The management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with us. It is possible that persons associated with management may refer a prospective merger or acquisition candidate to us. In the event the Company consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral in the form of a finder's fee. We anticipate that this fee, if one is paid, will be in the form of either restricted common stock or warrants issued by the Company as part of the terms of the proposed transaction, or will be in the form of cash consideration. As of the date of this prospectus, it is not possible for us to determine the amount of such a finder's fee, but we expect it to be comparable to consideration normally paid in similar transactions. Any new restricted stock we may issue as compensation will dilute the percentage ownership of existing shareholders. Any warrants we may issue will potentially dilute the percentage ownership of existing shareholders.

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     To the fullest extent permitted by the laws of the State of Nevada and the By-laws of the Company, we will indemnify any person who is made a party, or threatened to be made a party, to an action or proceeding, whether criminal, civil, administrative or investigative, because of his or her having been a director or officer of the Company, or having served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, has the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.


INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

            MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
            -------------------------------------------------------

     The Company's shares have never traded, and there exists no public trading market for the shares. As of the date of this prospectus, the Company has seven
(7) shareholders, including officers, directors and control persons.

     The Company intends to apply to have its Common Stock traded on the over-the-counter market and listed on the OTC Bulletin Board. There is no assurance that the Company will obtain OTC Bulletin Board listing, that a trading market will ever develop or, if such a market does develop, that it will continue. Even if a market does develop and continue, the trading volume in the Company's securities may be inadequate to provide meaningful liquidity or reliable pricing.

     The securities to which this registration statement applies are being offered by selling security holders. No new shares are being offered for sale by the Company. There are no outstanding options, rights, warrants to purchase, or securities convertible into, our common equity.

     The Company has never paid a dividend, nor does it intend to do so in the foreseeable future. There are no restrictions on the power of the Board of Directors to declare and pay dividends.


                              CERTAIN TRANSACTIONS
                              --------------------

     There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

     On October 14, 1999, we issued 150,000 restricted pre-split shares (now 300,000 shares) to the executive officers of the Company in exchange for their services in the planning, organization and formation of the Company. Those shares are included among the shares being offered by this prospectus.

                             PRINCIPAL STOCKHOLDERS
                             ----------------------

     The following constitute all of the individuals or groups known by the Company to be the beneficial owner of more than five (5) percent of any class of the issuer's securities:

                       Name and Address of   Amount and Nature of     Percent
Title of Class          Beneficial Owner     Beneficial Ownership     of Class
--------------          ----------------     --------------------     --------

Common Stock ...........Transint Holdings and   1,600,000 shares         45.7
                        Consultancy, Inc.
                        328 Bay Street
                        Nassau, Bahamas
                        c/o Melanie Scott
                        750 Royal Crest Cir.
                        No. 325
                        Las Vegas, NV  89109

Common Stock ...........Kidakus Consulting,       600,000 shares         17.1
                        Ltd.
                        2921 N. Tenaya Way
                        Suite 216
                        Las Vegas, NV  89128

Common Stock ...........Corporate Capital         600,000 shares         17.1
                        Formation, Inc.
                        2921 N. Tenaya Way
                        Las Vegas, NV 89128

Common Stock ...........Connie S. Ross            400,000 shares         11.4
                        2902 La Mesa Drive
                        Henderson, NV  89014

Common Stock ...........Elizabeth A. Sanders      200,000 shares          5.7
                        (Officer and Director)
                        2921 N. Tenaya Way
                        Suite 216
                        Las Vegas, NV  89128


Transint Holdings and Consultancy, Inc. ("Transint"), is a Nassau-based investment company with correspondent offices in Las Vegas, Nevada. Dennis Sutton is President, Director, and holder of ten percent (10%) of the outstanding shares of Transint. None of the officers or directors of Transint has any other relationship with the Company.

     Kidakus Consulting, Inc. ("Kidakus"), is a Nevada small business investment firm. Mr. Gary Grieco is President and Director, and owns twenty-five percent (25%) of the outstanding shares of Kidakus. None of the officers or directors of Kidakus has any other relationship with the Company.

     Corporate Capital Formation, Inc. ("CCF"), serves as independent consultant to the Company in matters relating to the preparation and filing of this registration statement, corporate governance and business planning, E.D.G.A.R. filings, and related matters. Mr. Brice Smith is president, CEO, and owner of 40% of the equity stock of CCF.

     Among other activities, CCF serves as statutory resident agent for a large number of Nevada corporations, including the Company and Kidakus. While CCF's office address is the same as the respective registered office addresses for the latter two companies, there is no commonality of control or other relationship between or among the three companies except as specifically stated in this prospectus.

     The following are all of the officers and directors of the Company who are beneficial owners of our securities:

                       Name and Address of   Amount and Nature of     Percent
Title of Class          Beneficial Owner     Beneficial Ownership     of Class
--------------          ----------------     --------------------     --------

Common Stock ...........Elizabeth A. Sanders     200,000 shares          5.7
                        (Officer and Director)
                        2921 N. Tenaya Way
                        Suite 216
                        Las Vegas, NV  89128

Common Stock ...........Kristy B. Warren          50,000 shares          1.4
                        (Officer and Director)
                        2921 N. Tenaya Way
                        Suite 216
                        Las Vegas, NV  89128

Common Stock ...........Nancy J. Cooke            50,000 shares          1.4
                        (Officer)
                        2921 N. Tenaya Way
                        Suite 216
                        Las Vegas, NV  89128

                                                ----------------        -----
Common Stock ...........Officers and Directors
                            as a Group           300,000 shares          8.5



     None of the Officers or Directors currently holds any warrants, options or rights to acquire beneficial ownership of additional shares of our securities. There are currently no arrangements that could result in a change in control of the Company.

     As far as the Company is aware, no voting trust or similar agreements exist with respect to any of the shares held by officers, directors or control persons.


                           DESCRIPTION OF SECURITIES
                           -------------------------

     Our authorized capital consists of 25,000,000 shares of voting common stock, par value $.001 per share, of which 3,500,000 shares have been issued and are outstanding. The shares carry one vote per share and have no pre-emptive rights, terms of conversion, sinking fund provisions, or liquidation rights, and cumulative voting for directors is denied. Once subscribed and paid, the shares are fully paid and non-assessable by us. The shares have rights to participate in dividends and other distributions if, as, and when declared by the Board of Directors. The rights of the shareholders can only be modified by a vote of a majority or more of the shares outstanding, voting as a class.



     Transfer Agent for the Company's securities is:

        Holladay Stock Transfer, Inc.
        2939 N. 67th Pl.
        Scottsdale, Arizona  85251



               SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION
               -------------------------------------------------

METHOD OF DISTRIBUTION

     This prospectus concerns the transfer by the selling security holders of an aggregate of 3,500,000 shares of common stock. The selling security holders may transfer the common stock at those prices that they are able to obtain in the market or in negotiated transactions. In addition, the selling stockholders may transfer the shares in exchange for consideration other than cash, or for no consideration, as determined by the selling stockholders in their sole discretion. The selling stockholders may use this prospectus to transfer shares of the common stock to affiliates of the selling stockholders. We will receive no proceeds from the sale of common stock by the selling security holders.

     Under federal securities laws, we are deemed to be a "blank check" company, because we are a development stage company with no specific business plan or purpose, and our securities are not traded on a securities exchange. Rule 419 of Regulation C under the Securities Act of 1933 ("Rule 419") imposes a special escrow requirement on sales of stock in blank check companies. Under the rule, all proceeds from the sales of the securities offered by this prospectus will be deposited into an escrow or special account and held there until certain conditions are met. See "Escrow Account" following.

ESCROW ACCOUNT

     Rule 419 requires that securities sold by a blank check issuer, and the proceeds of those sales, be deposited into an escrow account at an insured depository institution, or into a segregated account at a registered securities Broker-Dealer. If you purchase shares of stock offered through this prospectus, the selling shareholder(s) will deposit the shares and your payment into an escrow account established for that purpose at Southwest Escrow, Inc. of Las Vegas, Nevada. When we acquire an operating business, or complete a merger or other business combination with an operating entity, the funds will be released to the Selling Shareholders, and the securities will be released to you.

     Once we have secured an agreement to acquire or combine with an operating company, we will file an amendment to our registration statement and send you an amended prospectus with information about the new business, including financial statements. If, after reviewing the amended prospectus, you still wish to purchase the shares, you will be asked to affirm your intention in writing. If you do not affirm your purchase in writing within 45 days of the effective date of our amended registration statement, your funds will be promptly returned to you together with any interest or dividends earned on them. If a sufficient number of purchasers affirm their purchases, the acquisition or merger will be completed, and the funds will be released to the selling shareholders and the securities will be released to you.

     If we have not consummated an acquisition or business combination within 18 months after the effective date of our initial registration statement, your funds will be returned to you together with any interest or dividends earned on them. If the selling shareholders elect to withdraw their registration statement prior to the consummation of a business combination or the passing of 18 months, your funds will be returned to you with interest or dividends earned, if any.

     The Escrow Agreement between Southwest Escrow Co. and the Selling Shareholders is attached as Exhibit 99 to our Registration Statement filed on the E.D.G.A.R. reporting system. If you wish to review the Escrow Agreement, and are unable or do not wish to access E.D.G.A.R., you may contact the selling shareholders in care of Westnet Communication Group, Inc., 2921 N.Tenaya Way,
Suite 216, Las Vegas, Nevada, 89128, (702) 947-4877 and a copy will be made available to you.

SALES THROUGH REGISTERED BROKER-DEALERS

     We anticipate that the selling security holders will offer the shares in direct sales to private persons and in open market transactions. In that event, the transactions will be effected as described above under "Escrow Account."

     It is possible that the selling security holders may offer the shares to or through registered broker-dealers who may be paid standard commissions or discounts by the selling security holders. In that event, the funds and securities will be deposited into a segregated account at the Broker-Dealer, to be held and released on the same terms and conditions as described under "Escrow Account" above, except that the amount of any brokerage commission or selling expenses may be deducted from your funds as soon as they are deposited.

     As of the date of this Prospectus, we believe that no selling security holders have any arrangements or agreements with any underwriters or broker-dealers to sell the shares. Should any selling security holder make such an agreement or arrangement, any sales under the agreement must be transacted according to the Escrow Agreement with Southwest Escrow Co. or through a segregated brokerage account. Additionally, agents, brokers or dealers may acquire shares or interests in shares and may, from time to time, effect distributions of the shares or interests in such capacity. Such distributions will be subject to the escrow requirements of Rule 419 until we have completed an acquisition or merger.

SELLING SECURITY HOLDERS


     The following table sets forth the name of the selling security holders, the number of shares of common stock owned by the selling security holders before this offering, the number of shares of common stock being registered, and the number and percentage of shares of common stock owned after this offering. None of the selling security holders has held any position or office, or had any marital relationship with our officers or directors in the past three years except as noted below.



                             Beneficial  Ownership       Beneficial Ownership
                             Prior to the Offering       After the Offering(1)
   Name of                   ---------------------       --------------------
Beneficial Owner             Number      Percent(2)      Number       Percent
-----------------------------------------------------------------------------

Transint Holdings &          1,600,000       45.7           0            0
  Consultancy, Inc.

Kidakus Consulting, Ltd.       600,000       17.1           0            0

Connie S. Ross                 400,000       11.4           0            0

Corporate Capital              600,000       17.1           0            0
  Formation, Inc.

Elizabeth A. Sanders           200,000        5.7           0            0

Nancy J. Cooke                  50,000        1.4           0            0

Kristy B. Warren                50,000        1.4           0            0

-----------------------------------------------------------------------------
(1)  Assuming all of the shares registered are sold.
(2)  Percents do not total 100% due to rounding.

     Elizabeth A. Sanders and Kristy B. Warren currently serve as officers and directors of the Company. Nancy J. Cooke currently serves as an officer of the Company.

                               LEGAL PROCEEDINGS
                               -----------------

     There are no legal proceedings involving the Company, either pending or threatened.




                                    EXPERTS
                                    -------

     Financial auditors for the Company are Randy Simpson C.P.A. P.C., 11775 South Nicklaus Road, Sandy Utah 84092. Counsel for the Company is Amy L. Clayton, 175 N. C Street, Salt Lake City, Utah 84103. Experts who have provided or will provide services to us in connection with this offering have been paid or will be paid in cash, securities, or cash and securities, and to the our knowledge will have no ownership interest in the Company's securities exceeding $50,000 in value.


   DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND CAUTIONARY STATEMENTS
   -------------------------------------------------------------------------

     This prospectus includes "forward-looking statements". All statements other than statements of historical fact included in this prospectus regarding our financial position, business strategy, plans and objectives of our management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations will prove to have been correct.

     Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in the "Risk Factors" section and elsewhere in this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this prospectus are expressly qualified in their entirety by the Cautionary Statements.

                              FINANCIAL STATEMENTS
                              --------------------


                            Randy Simpson C.P.A. P.C.
                            11775 South Nicklaus Road
                                Sandy, Utah 84092
                           Fax & Phone (801) 572-3009

                          Independent Auditors' Report

Board of Directors and Stockholders
Westnet Communication Group, Inc.
Las Vegas, NV

We have audited the accompanying balance sheets of Westnet Communication Group, Inc. (the Company) as of May 31, 2000 and the related statements of income, shareholders' equity (from inception October 14, 1999), and cash flows for the five months ending May 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Westnet Communication Group, Inc. as of May 31, 2000 and the results of its operations, shareholders' equity and cash flows for the five months ending May 31, 2000, in conformity with generally accepted accounting principles.


                                                   /s/ Randy Simpson
                                                  ----------------------------
                                                  RANDY SIMPSON, CPA
                                                  A Professional Corporation

June 25, 2000
Sandy, Utah

                        WESTNET COMMUNICATION GROUP, INC.
                                  BALANCE SHEET

                                  May 31, 2000

                                                    May 31
                                                     2000
                                                    ------

    ASSETS

Cash  .........................................   $  52,395
Advances to Consultant ........................       3,000
                                                  ----------
   Total Current Assets  ......................   $  55,395

Organization Costs
   (net of accumulated amortization) ..........         687
                                                  ----------
   TOTAL ASSETS  ..............................   $  56,082
                                                  ==========

   LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Payables                                                 -
                                                  ----------
   TOTAL CURRENT LIABILITIES                      $      -

Common Stock, $.001 par value; Authorized
 25,000,000, issued and outstanding
 3,500,000 shares on May 31, 2000 .............       3,500

Paid in Capital  ..............................      66,000

Accumulated Deficit ...........................    ( 13,418)
                                                  ----------
      Total Stockholders' Equity (Deficit) ....      56,082

      TOTAL LIABILITIES AND                       ----------
      STOCKHOLDERS' EQUITY (DEFICIT) ..........   $  56,082
                                                  ==========



               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS.

                        WESTNET COMMUNICATION GROUP, INC.
                               STATEMENT OF INCOME


                                                5 Months Ended
                                                 May 31, 2000
                                                --------------

Revenues

     Interest Income .......................              420
                                                  ------------
   Total Revenues                                 $       420

Expenses
     General and Administrative .............              25
     Amortization of Organizational Costs ...              63
                                                  ------------
  Total Expenses ............................              88

        Income Taxes                                       70
         Benefit of loss carry forward ......             (70)
                                                  ------------
      NET INCOME ............................     $       332
                                                  ============

Weighted Average Shares
  Common Stock Outstanding ..................       1,966,050

      NET INCOME (LOSS) PER COMMON SHARE ....     $      0.00
                                                  ============



               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                        WESTNET COMMUNICATION GROUP, INC.
                             STATEMENT OF CASH FLOWS

                                                         5 Months Ended
                                                          May 31, 2000
                                                         --------------

Cash flows used in operating activities

     Net Income .......................................     $       332
     Non-cash Expenses
      (Amortization of Organization Costs) ............              63
     Advance to Consultant ............................          (3,000)


     Changes to operating assets and liabilities ......              --
                                                             ----------
     Cash flows used in operating activities ..........      $   (2,605)


Net increase (decrease) in cash .......................      $   (2,605)

   Cash at beginning of period ........................          55,000
                                                             -----------
   Cash at end of period ..............................      $   52,395
                                                             ===========


               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                        WESTNET COMMUNICATION GROUP, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY

             From Inception (October 14, 1999) through May 31, 2000


                                                  Common       Common
                                                   Stock       Stock     Paid-in    Accumulated     Total
                                                  Shares       Amount     Capital     Deficit       Equity
                                                  ------       ------     -------     ---------     -------
                                                                          C>

Balances At October 14, 1999 ..................       -       $    -      $    -      $      -      $     -

Founders shares issued for services
valued at $0.001 per share ....................   450,000        450        4,050            -         4,500

Common stock issued for cash
at $0.05 per share  ........................... 1,300,000      1,300       63,700            -        65,000

Net loss for the period from inception
(October 14, 1999) through December 31, 1999 ..        -          -            -       (13,750)      (13,750)

May 10, 2000 Common Stock Split 2 for 1 ....... 1,750,000      1,750       (1,750)           -             -

Net Income five months ending May 31, 2000 ....        -          -            -           332            332

                                                ----------     ------     --------     ---------     ---------
Balances May 31, 2000                           3,500,000      $3,500     $ 66,000     $(13,418)     $ 56,082
                                                ==========     ======     ========     =========     =========


               See Accompanying Notes to the Financial Statements


                        WESTNET COMMUNICATION GROUP, INC.

                Notes to Financial Statements as of May 31, 2000

These financial statements reflect the stock transactions of Westnet Communication Group, Inc. (the Company) from inception (October 14, 1999) through May 31, 2000. The Company was organized in Nevada. The Company has not yet commenced operations and is exploring various business opportunities. In the opinion of management, all adjustments necessary for a fair presentation of results of operations have been made to the financial statements. Results of operations for the five months ending May 31, 2000 are not necessarily indicative of results of operations for the year.

Organizational costs are amortized to expense over 60 months starting January 1, 2000.

The Advance to a consultant was returned to the company in June, 2000.

There are no timing differences between the financial statement and income tax accounting of the Company.

                            Randy Simpson C.P.A. P.C.
                            11775 South Nicklaus Road
                                Sandy, Utah 84092
                           Fax & Phone (801) 572-3009

                          Independent Auditors' Report

Board of Directors and Stockholders
Westnet Communication Group, Inc.
Las Vegas, NV

We have audited the accompanying balance sheets of Westnet Communication Group, Inc. (the Company) as of December 31, 1999 and the related statements of operations, stockholders' equity, and cash flows for the period from inception (October 14, 1999) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the above mentioned financial statements fairly present, in all material respects, the financial position of Westnet Communication Group, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the period from inception (October 14, 1999) through December 31, 1999, in conformity with generally accepted accounting principles.


                                                   /s/ Randy Simpson
                                                  ----------------------------
                                                  RANDY SIMPSON, C.P.A. P.C.
                                                  A Professional Corporation

May 23, 2000
Sandy, Utah

                        WESTNET COMMUNICATION GROUP, INC.
                                 BALANCE SHEETS

                                  December 31, 1999

                                                    Dec. 31
                                                     1999
                                                    ------

    ASSETS

Cash  .........................................   $  55,000
                                                  ----------
   Total Current Assets  ......................   $  55,000

Organization Costs                                      750
                                                   ----------
   TOTAL ASSETS  ..............................   $  55,750
                                                  ==========

   LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Payables                                                 -
                                                  ----------
   TOTAL CURRENT LIABILITIES                      $      -

Common Stock, $.001 par value; Authorized
 25,000,000 shares, issued and outstanding
 1,750,000 shares on December 31, 1999 ........       1,750

Paid in Capital  ..............................      67,750

Accumulated Deficit ...........................    ( 13,750)
                                                  ----------
      Total Stockholders' Equity (Deficit) ....      55,750

      TOTAL LIABILITIES AND                       ----------
      STOCKHOLDERS' EQUITY (DEFICIT) ..........   $  55,750
                                                  ==========



               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS.

                        WESTNET COMMUNICATION GROUP, INC.
                             STATEMENT OF OPERATIONS


                                             Period from Oct. 14, 1999
                                              through  Dec. 31, 1999
                                              ----------------------


Revenues                                                   --
                                                   -----------
   Total Revenues                                  $       --

Expenses
     General and Administrative .............          13,750
                                                    -----------
  Total Expenses ............................          13,750

                                                   -----------
      NET INCOME (LOSS)  ....................     $   (13,750)
                                                   ===========

Weighted Average Shares
 Common Stock Outstanding ....................       1,750,000

      NET INCOME (LOSS) PER COMMON SHARE ....     $     (0.01)
                                                   ===========



               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                        WESTNET COMMUNICATION GROUP, INC.
                             STATEMENT OF CASH FLOWS

                                                   Period From Oct. 14, 1999
                                                     through Dec. 31, 1999
                                                     ---------------------

Cash flows used in operating activities:

     Net Loss .........................................  $ (13,750)

     Common Stock issued for expenses .................      4,500

     Changes to operating assets and liabilities ......         --
                                                         ----------
     Cash flows used in operating activities ..........     (9,250)


Cash flows used in investing activities

     Organizational costs incurred ....................       (750)
                                                         ----------
     Cash flows used in investing activities ..........       (750)


Cash flows from financing activities:

     Common stock issued for cash .....................     65,000
                                                         ----------
     Cash flows from financing activities .............     65.000

Net increase (decrease) in cash .......................     55,000
                                                         ----------
   Cash at beginning of period ........................          -
                                                         ----------
   Cash at end of period ..............................  $  55,000
                                                         ==========


               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                        WESTNET COMMUNICATION GROUP, INC.

              Notes to Financial Statements as of December 31, 1999

These financial statements reflect the transactions of Westnet Communication Group, Inc. (the Company) from inception (October 14, 1999) through December 31, 1999. The Company was organized in Nevada. In the opinion of management, all adjustments necessary for a fair presentation of results of operations have been made to the financial statements. Results of operations from inception (October 14, 1999) through December 31, 1999 are not necessarily indicative of results of operations for a full year. The Company had not commenced operations as of December 31, 1999.

Organizational costs will be amortized to expense on the straight line method over 5 years, starting in the year 2000.

                PART II. INFORMATION NOT REQUIRED IN PROPSECTUS
                ================================================


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by the laws of the State of Nevada and the By-laws of the Company, the Company will indemnify any person who is made a party, or threatened to be made a party, to an action or proceeding, whether criminal, civil, administrative or investigative, because of his or her having been a director or officer of the Company, or having served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

     The Company has not entered into any specific contracts or agreements with any person with regard to indemnification, but may do so in the future.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        SEC Filing Fee ........................ $   36.96
        State Filing Fees .....................    500.00
        Printing and Engraving Expenses .......  1,000.00
        Legal Fees and Expenses ...............  2,500.00
        Accounting Fees and Expenses ..........  1,550.00
        Miscellaneous Expenses ................  1,000.00
                                                ----------
                        TOTAL                    6,586.96


     Expenses are estimated. Filng Fees, Printing and Engraving Expenses, Legal, Accounting and Miscellaneous Expenses will be borne by the Company.

     Selling commissions, underwriting fees, or other expenses of offering and selling the shares, if any, will be borne entirely by the selling shareholders.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES:

     On October 14, 1999, the Company issued 450,000 shares of its common stock to officers, directors and consultants, the consideration for which was various services to the Company, and 300,000 shares to an investor, Kidakus Consulting, Ltd., for cash. On December 1, 1999, we sold 1,000,000 shares of common stock to two private investors for $0.05 per share. All of the shares were issued pursuant to the exemption authority provided in Section 4(2) of the Securities Act of 1933, as amended, and are therefore subject to certain restrictions on transfer until such time as a registration statement has become effective with respect to the shares, or unless an exemption is available.

     Recently, our Board of Directors voted a 2-for-1 forward split of the stock, which has the effect of doubling the number of shares held by each shareholder and by all shareholders together.


ITEM 27.  EXHIBITS


Number     Description
-------------------------------------------------------------------------------

3.1        Articles of Incorporation (Incorporated by Reference to
             Exhibit 3.(I) of Form 10-SB Filed on E.D.G.A.R. February 24, 2000)

3.2        By-laws (Incorporated by Reference to Exhibit 3.(II) of
             Form 10-SB filed on E.D.G.A.R. February 24, 2000)

  5        Opinion of Counsel Regarding Legality and Consent of Counsel

 23        Consent of Randy Simpson C.P.A. P.C.

 27        Financial Data Schedule

 99        Escrow Agreement




ITEM 28.  UNDERTAKINGS

     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

          (i) To include any Prospectus required by Section l0(a)(3) of the Securities Act of l933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

     (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated  7/24/00
----------------


WESTNET COMMUNICATION
GROUP, INC.

By:


/s/ Elizabeth Sanders
----------------------------
Elizabeth Sanders,
President and a Director


/s/ Kristy B.Warren
----------------------------
Treasurer and a Director


/s/ Nancy J. Cooke
----------------------------
Secretary